Exhibit 10.4

IMMIX BIOPHARMA, INC.

FIRST AMENDMENT TO STOCK OPTION GRANT NOTICE
AND OPTION AGREEMENT

(2021 Omnibus Equity Incentive Plan, as amended and restated)

This First Amendment to Stock Option Grant Notice and Option Agreement (this “Amendment”) is made and entered into effective as of _________, by and between the undersigned optionee (“Optionee”), and Immix Biopharma, Inc., a Delaware corporation (the “Company”).

BACKGROUND

A. The Company has granted the Optionee one or more options to purchase shares of the Company’s Common Stock (the “Options”) under and pursuant to the Company’s 2021 Omnibus Equity Incentive Plan, as amended and restated (as amended and restated from time to time, the “Plan”);

B. The Options were evidenced by one or more Stock Option Grant Notices and Option Agreements (such agreement or agreements between the Optionee and the Company evidencing awards of stock options under the Plan, collectively, the “Award Agreement”).

C. The Award Agreement failed to clarify what would happen to the Options in the event of a Change in Control of the Company.

D. Optionee and the Company desire to amend the Award Agreement on the terms and subject to the conditions herein to clarify the effect of a Change in Control on the Options.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used in this Amendment, including the recitals to this Amendment, have the meanings given to them in the Award Agreement and the Plan, unless otherwise defined herein.

2. Amendment to Award Agreement.

(a) Effective as of the date of this Amendment set forth above, Section 2.2.1 of the Award Agreement is amended and restated to read in its entirety as follows:

“2.2.1 This Option shall vest and become exercisable as described in the Grant Notice and as otherwise set forth in Section 2.2.6, below.”

First Amendment to Stock Option Grant Notice and Option Agreement
(2021 Omnibus Equity Incentive Plan, as amended)

(b) Effective as of the date of this Amendment set forth above, Section 2.2.3 of the Award Agreement is amended and restated to read in its entirety as follows:

“2.2.3 Except as otherwise provided in the Grant Notice or under Section 2.2.6, in the event of Optionee’s Termination for any reason other than (i) death, (ii) Disability, (iii) Cause, or (iv) upon a Change in Control Termination:”

(c) Effective as of the date of this Amendment set forth above, a new Section 2.2.6 is added to the Award Agreement immediately following Section 2.2.5 thereof and such section reads in its entirety as follows:

“2.2.6 Notwithstanding any provision in the Plan or this Agreement to the contrary, in the event of a Change in Control (as defined in the Plan) and provided that (a) if the Optionee is an employee, the Optionee’s employment with the Company is terminated by the Company, or (b) if the Optionee is a director, the Optionee’s service on the Board of Directors of the Company, or (c) if the Optionee is a consultant, the Optionee’s status as a consultant to the Company, is terminated (such date of termination, the “Change in Control Termination Date”)(provided that no termination hereunder shall be deemed to have occurred if the Optionee continues to provide services to the Company as an employee, director and/or consultant after such termination under either (a), (b) and/or (c)), on or after the date of the Change in Control and within the twelve (12) months following such Change in Control (a “Change in Control Termination”), other than due to the Optionee’s death, Disability, or Cause, then Section 2.2.3 hereof shall not apply and instead, all unvested Options held by the Optionee shall immediately become fully vested and exercisable on such Change in Control Termination Date and all such vested options shall terminate and be cancelled on the earlier of: (a) the expiration of the Term; and (b) ninety (90) days after such Change in Control Termination Date. Notwithstanding the forgoing, Section 2.2.5 shall continue to apply following a Change in Control Termination Date.”

3. General Provisions.

(a) No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Award Agreement shall remain in full force and effect.

(b) References. All references in the Award Agreement to “this Agreement”, “hereunder”, or similar words, shall refer to the Award Agreement, as amended hereby.

(c) Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Amendment.

* * * * * * *

First Amendment to Stock Option Grant Notice and Option Agreement
(2021 Omnibus Equity Incentive Plan, as amended)

In witness whereof, the undersigned have executed this Amendment as of the date first written above.

IMMIX BIOPHARMA, INC.

By:

Its:

Printed Name:

OPTIONEE

Optionee: ____________________________

Printed Name:_________________

First Amendment to Stock Option Grant Notice and Option Agreement
(2021 Omnibus Equity Incentive Plan, as amended)
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